Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-42420, 333-87937 and 333-101851 on Form S-3 and Nos. 333-70476, 333-46962, 333-46960, 333-44426, 333-78063, 333-64633, 33-50113, 33-48295, 33-28079, 2-81244, 2-96891, 33-15815, 333-17573, 33-52330, 333-17549, 33-63061, and 33-37293 on Form S-8 of ConAgra Foods, Inc. and subsidiaries of our report dated July 26, 2004 (April 27, 2005 as to Note 21) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to change in methods of accounting for variable interest entities and asset retirement obligations in 2004, goodwill and other intangible assets in 2003, derivative instruments and other hedging activities in 2002 and the restatement of the company's consolidated financial statements described in Note 21), appearing in this Annual Report on Form 10-K/A of ConAgra Foods, Inc. and subsidiaries for the year ended May 30, 2004.

/s/ Deloitte & Touche LLP
Omaha, Nebraska
April 27, 2005

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